EXHIBIT 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71525, 333-61223, 333-63889, and 333-48797) and
on Form S-8 (No. 333-37959 and 333-38137) of RCN Corporation of our report dated March 8, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 31, 2000